Exhibit 10.10

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

AGREEMENT AND

AMENDMENT TO THE

TERMINAL EXPANSION AGREEMENT

THIS AGREEMENT AND AMENDMENT TO THE TERMINAL EXPANSION AGREEMENT (this “Agreement”) is made as of this 26th day of January 2011, by and between DOMINION COVE POINT LNG, LP, a Delaware limited partnership (“Operator”), and STATOIL NATURAL GAS LLC, a Delaware limited liability company (“Customer”). Operator and Customer are sometimes collectively referred to as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Terminal Expansion Agreement, dated as of September 1, 2006, by and between Operator and Customer, as amended (the “TEA”), Operator and Customer agreed to the terms under which Customer contracted for all of the firm LNG tanker discharging capacity that is allocated to firm tanker discharging service associated with the Terminal Expansion;

WHEREAS, the Parties have agreed to modify certain provisions of the TEA as set forth in this Amendment;

WHEREAS, at the same time that the Parties are entering into this Agreement, they or their affiliates are also entering into: (i) an Amendment to the “Agreement for Reinforcement of the Cove Point Pier (Large Ship Project)” between Operator and Customer, dated December 14, 2007, (“Pier Amendment”), (ii) an FTS Service Agreement, dated as of the date of this Amendment relating to service on the Cove Point Pipeline (“FTS Service Agreement”), (iii) a Service Agreement Applicable to Transportation of Natural Gas Under Rate Schedule FT relating to service on the Dominion Transmission, Inc. (“DTI”) pipeline (“FT Service Agreement”), (iv) a Service Agreement Applicable to Storage of Natural Gas Under Rate Schedule GSS-E relating to storage service provided by DTI (“GSS-E Service Agreement”); and (v) a Performance Guaranty by Statoil ASA in favor of Cove Point and DTI (“Guaranty”). Collectively, these amendments and agreements, together with this Agreement, constitute the “2011 Agreements”);

WHEREAS, the FTS Service Agreement, the FT Service Agreement, and the GSS-E Agreement (together the “Pipeline Service Agreements”) require approval by the Federal Energy Regulatory Commission (“FERC”) in order to become effective;

WHEREAS, the Parties have agreed to certain obligations and actions in the event that the FERC does not approve the Pipeline Service Agreements on a timely basis; and

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the TEA.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

2. Amendments to Section 1.1 of the TEA.

(a) The definition of “Cove Point Pipeline Service Agreement” included in Section 1.1 of the TEA shall be modified to provide as follows:

“	— the FTS Service Agreement between Operator and Customer, pursuant to which service commences as of March 1, 2011.”

(b) The definition of “DTI Service Agreements” included in Section 1.1 of the TEA shall be modified to provide as follows:

“	— the “Service Agreement Applicable to Transportation of Natural Gas Under Rate Schedule FT” and the “Service Agreement Applicable to Storage of Natural Gas Under Rate Schedule GSS-E” between Customer and DTI, pursuant to which service commences as of March 1, 2011.”

(c) The definition of “MCSQ” or “Maximum Contract Storage Quantity” included in Section 1.1 of the TEA shall be modified to provide as follows:

“	— the maximum quantity of LNG that Operator has contracted to store for Customer’s account pursuant to the terms and conditions of this Agreement, which will equal (i) 6,800,000 Dth during the period prior to January 1, 2017, and (ii) 1,360,000 Dth during the period beginning January 1, 2017, and thereafter.”

(d) The definition of “MDDQ” or “Maximum Daily Delivery Quantity” included in Section 1.1 of the TEA shall be modified to provide as follows:

“	— the maximum daily quantity of regasified LNG, including boil-off, that Operator has contracted to deliver for Customer’s account pursuant to the terms and conditions of this Agreement, which will equal (i) 800,000 Dth per day during the period prior to January 1, 2017, and (ii) 160,000 Dth per day during the period beginning January 1, 2017, and thereafter.”

(e) The following new definition of “Pier Agreement” shall be added to Section 1.1 of the TEA:

“	“Pier Agreement” — the “Agreement for Reinforcement of the Cove Point Pier (Large Ship Project)” between Operator and Customer, dated December 14, 2007, as it may be amended from time to time.”

3. Amendment to Section 3.1 of the TEA. The first sentence of Section 3.1 of the TEA shall be amended to delete the phrase “the twentieth anniversary of the In-Service Date” and to insert in place of that phrase the following: “December 31, 2020”.

4. Amendment to Section 3.3 of the TEA. Section 3.3 of the TEA shall be amended such that all references to “LTD Expansion Service” shall refer to the LTD Expansion Service at the levels provided by Dominion pursuant to this Amendment during the period beginning January 1, 2017 and the number “266,666” in the 16th line of Section 3.3.(b) shall be deleted and replaced with “160,000.”

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

5. Amendment to Section 4.1 of the TEA. The following shall be added at the end of Section 4.1 of the TEA: “No agreement with any shipper in connection with LNG tanker discharging services with respect to the Terminal Expansion shall be deemed to reduce Operator’s obligation to provide firm service to Customer under this Agreement or to Existing Shippers.”

6. Amendments to Section 4.8 of the TEA.

(a) A new Section 4.8(d) shall be added to the TEA providing as follows:

“	Whether or not the customers receiving service under Rate Schedule LTD-1 and LTD Expansion Service are acting as a Single Entity, Operator shall treat its services to Customer pursuant to both Rate Schedule LTD-1 and LTD Expansion Service as a single service for operational purposes associated with the Maximum Contract Storage Quantity (but for operational purposes only and not for any rate, fee or crediting purposes), with an effective MCSQ equal to the sum of (i) the MCSQ applicable to service to Customer under LTD Expansion Service and (ii) the MCSQ applicable to service to Customer pursuant to Rate Schedule LTD-1. To the extent necessary, Customer shall transfer LNG inventory from its account under this Agreement to its account under Rate Schedule LTD-1, in accordance with the terms of Operator’s tariff; but Operator shall not delay or interfere with the unloading of a tanker or the discharge of LNG for Customer due to this need to transfer inventory, provided that Customer does not exceed its aggregate effective MCSQ as described above.

(b) A new Section 4.8(e) shall be added to the TEA providing as follows:

“	In the event that more than one Buyer is receiving firm LNG tanker discharging services with respect to the Terminal Expansion, nothing in this Agreement shall prevent Customer and such other Buyer from electing (should they mutually agree) to coordinate among themselves their operations at Operator’s facilities, including the joint scheduling of LNG arrivals, injections into storage, scheduling of vaporization and other activities required for the use of Operator’s facilities.”

7. Confirmation with respect to Article V. The Parties agree that nothing in this Amendment shall result in any change to any rates, charges, surcharges, fuel retention, cost, or any other fees or obligations to be paid by Customer to Operator under the TEA on a per Dth basis during the Term (as amended), or authorize the allocation of additional costs to Customer, regardless of whether or not any other customers are receiving services with respect to the Terminal Expansion.”

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

8. Amendments to Section 5.2(c) of the TEA.

(a) Section 5.2(c)(1)(i) shall be amended to delete “the total LTD Expansion service annual reservation quantities (9,600,000 Dth = 12 months x MDDQ)” and replace it with “9,600,000 Dth (= 12 months x 800,000 Dth, representing the total available annual reservation quantities with respect to the Terminal Expansion).”

(b) Section 5.2(c)(2)(i) shall be amended to delete “the total LTD Expansion service annual commodity quantities (292,000,000 Dth = 365 days x MDDQ)” and replace it with “292,000,000 Dth (= 365 days x 800,000 Dth, representing the total available annual commodity quantities with respect to the Terminal Expansion).”

9. Amendment to Section 5.6(b)(1)(ii)(A) of the TEA. Section 5.6(b)(1)(ii)(A) of the TEA shall be amended to delete the phrase “provided that if Customer’s available storage capacity under this Agreement is less than 3,643,200 Dth then ‘Unavailable Storage’ will equal 1 (i.e., storage will be deemed completely unavailable)” and to insert in place of that phrase the following: “provided that ‘Unavailable Storage’ will equal 1 (i.e., storage will be deemed completely unavailable) if Customer’s available storage capacity under this Agreement is less than (i) 3,643,200 Dth during the period prior to January 1, 2017, or (ii) 728,640 Dth during the period beginning January 1, 2017, and thereafter.”

10. Amendment to Section 5.6(b)(1)(ii)(B) of the TEA. Section 5.6(b)(1)(ii)(B) of the TEA shall be amended to delete the amount “800,000 Dth” in each of the two places that such amount is stated and to insert in place of that amount the term “the MDDQ”.

11. Amendment to Section 7.1(a)(ii) of the TEA. Section 7.1(a)(ii) of the TEA shall be amended to delete the phrase “will be $*** million until the first anniversary of the In-Service Date and will decrease by $*** million on such anniversary and each anniversary thereafter,” and to insert in place of the phrase the following: “as of any date will be the net present value as of such date of all remaining reservation charges of Customer to Operator and DTI under this Agreement, the CP Pipeline Service Agreement, the DTI Service Agreements and the Pier Agreement , calculated at a discount rate of *** percent per year. By way of illustration, a calculation of the net present value of all payment obligations to Operator and DTI under this Agreement, the Related Agreements, and the Pier Agreement as of December 31 of each year from 2011 through 2020 is set forth in APPENDIX C of this Agreement. The Parties agree that all the provisions of the Terminal Precedent Agreement (except with regard to confidentiality obligations), the CP Pipeline Precedent Agreement and the DTI Precedent Agreement have been superseded by the TEA, the CP Pipeline Service Agreement and the DTI Service Agreements, and that none of the provisions of those precedent agreements survive or are of any continuing effect.

12. Amendment of Section 7.2(a)(2) of the TEA. Section 7.2(a)(2) of the TEA shall be amended to add the following language at the end, before the “.”::

“	until January 1, 2017, at which time the Minimum Amount will be reduced to $*** on January 1, 2017, and further reduced by $*** on January 1 of each subsequent year.”

13. Amendment to Section 8.4(d) of the TEA. Section 8.4(d) of the TEA is amended to add, after “Terminal Expenditures,” the following: “(or, during the period from January 1, 2017 to March 26, 2019, one twelfth of 0.5% of the Terminal Expenditures)”.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

14. Amendment to Section 9.1(a) of the TEA. Section 9.1(a) of the TEA shall be amended to provide in its entirety as follows:

“	The failure of Operator to provide the LTD Expansion Service for reasons other than Force Majeure such that, in each of 12 consecutive months, Customer is not able (i) during the period prior to January 1, 2017, to (1) unload at least one cargo of volume of 138,000 cubic meters, (2) store at least 3,643,200 Dth of LNG and (3) receive vaporization and delivery of at least 3,643,200 Dth, or (ii) during the period beginning on January 1, 2017, and thereafter to (1) unload at least one partial cargo of volume of 27,600 cubic meters, (2) store at least 728,640 Dth of LNG and (3) receive vaporization and delivery of at least 728,640 Dth.”

15. Amendment to Section 9.2(b)(ii) of the TEA. Section 9.2(b)(ii) of the TEA shall be amended to provide:

“	(ii) if Operator is Party A, then Customer may terminate this Agreement by giving at least 60 days’ written notice to Operator, and Customer may obtain the liquidated damages set forth in Section 9.2(c)(i), and if Customer is Party A, then Operator may terminate this Agreement by giving at least 60 days’ written notice to Customer, and Operator may pursue any and all remedies available at law or in equity.”

16. Amendment to Section 9.2(c)(i) of the TEA. Section 9.2(c)(i) of the TEA shall be amended to insert the following after “In-Service Date” in line 9: “; provided that if such termination occurs on or after January 1, 2017, then Operator shall pay to Customer (A) $*** as of January 1, 2017, and then decreasing from that amount by $*** on January 1 of each succeeding year (‘Operator Termination Amount’).”

17. Elimination of Section 9.2(c)(ii) of the TEA. Section 9.2(c)(ii) of the TEA shall be eliminated in its entirety.

18. Amendment to Section 9.2(c)(iii) of the TEA. Section 9.2(c)(iii) of the TPA shall be amended to provide:

“(iii) With respect to the right of Customer to obtain liquidated damages pursuant to Section 9.2(c)(i), the Parties acknowledge that (A) the actual damages that would be suffered by Customer under such circumstances would be difficult to prove, (B) the liquidated amount determined is a reasonable estimate of the anticipated harm, and (C) obtaining an adequate remedy at law would otherwise be difficult or impossible. Operator irrevocably waives the right to contest the liquidated damages specified in Section 9.2(c)(i) as an unreasonable penalty. The liquidated damages specified in Section 9.2(c)(i) shall be the exclusive remedy of Customer if Customer has elected to terminate this Agreement pursuant to Section 9.2(b)(ii).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

19. Amendment to Section 9.2(d) of the TEA. Section 9.2(d) of the TEA shall be amended by changing the second sentence to read as follows:

“Such right will be limited so that Operator will not be required to incur or pay any out-of-pocket costs or expenses in complying with the order of specific performance to the extent that the aggregate amount of such costs and expenses (excluding amounts incurred or paid prior to the issuance of such order other than as liquidated damages under this Agreement) exceeds $*** (if such order is issued prior to January 1, 2017), or exceeds $*** (if such order is issued on or after January 1, 2017).”

20. Amendment to Section 9.2(e) of the TEA. Section 9.2(e) of the TEA shall be amended to add, after the amount “$***” at the end of the first sentence, the following phrase: “during the period prior to January 1, 2017, and $*** during the period beginning on January 1, 2017, and thereafter.”

21. Elimination of Section 9.3(d) of the TEA. Section 9.3(d) of the TEA shall be eliminated in its entirety.

22. Amendment to Section 9.3(e) of the TEA. Section 9.3(e) of the TEA shall be amended to provide in its entirety as follows:

“	Notwithstanding any provision of this Agreement or any Related Agreement to the contrary,

(i)	Operator’s and DTI’s aggregate liability to Customer (whether arising from an action in contract, tort or otherwise) for damages (including liquidated damages but excluding amounts paid pursuant to Section 8.5) and for costs required to comply with an order of specific performance of any obligation under this Agreement and the Related Agreements shall not exceed (A) until January 1, 2017, $*** ($*** with regard to the Terminal, $78 million with regard to the Cove Point Pipeline, and $122 million with regard to the DTI Pipeline), and (B) from and after January 1, 2017, $*** ($*** with regard to the Terminal, $*** with regard to the Cove Point Pipeline, and $*** with regard to the DTI Service Agreements); and

(ii)	Operator’s and DTI’s aggregate liability to Customer (whether arising from an action in contract, tort or otherwise) for damages under this Agreement and the Related Agreements (including liquidated damages but excluding (A) amounts paid pursuant to Section 8.5 and (B) any costs required to comply with an order of specific performance of any obligation under this Agreement or any Related Agreement) shall not exceed:

(1) with respect to the Terminal Precedent Agreement and this Agreement, (A) until January 1, 2017, $*** million less the product of (x) $*** million and (y) the number of full years that

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

have elapsed since March 26, 2009, and (B) from and after January 1, 2017, $*** million reduced by $*** million on January 1 of each succeeding year;

(2) with respect to the CP Pipeline Precedent Agreement and the CP Pipeline Service Agreement, (A) until January 1, 2017, $74.1 million less the product of (x) $3.9 million and (y) the number of full years that have elapsed since March 26, 2009, and (B) from and after January 1, 2017, $8.58 million reduced by $2.145 million on January 1 of each succeeding year;

(3) with respect to the DTI Precedent Agreement and the DTI Service Agreements, (A) until January 1, 2016, $122 million less the product of (x) $6.1 million and (y) the number of full years that have elapsed since March 26, 2009, (B) from January 1, 2016 through December 31, 2016, $31.72 million and (C) from and after January 1, 2017, $12,291,500 reduced by $3,072,875 on January 1 of each succeeding year.

Operator acknowledges that credits or payments under Section 5.6 will not be considered damages for purposes of this Section 9.3(e).”

23. Addition of New Appendix C of the TEA. The new “APPENDIX C” attached to this Amendment shall be added to and incorporated by reference into the TEA.

24. Term of Effectiveness, Capacity Release Option, and Remedies.

(a) Paragraphs 24 through 30 are effective in accordance with their terms upon the execution of this Agreement by both Parties. The amendments and changes to the TEA set forth in Paragraphs 1 through 23 above (the “TEA Amendments”) shall become effective only upon the terms provided in this Paragraph 24.

(b) The TEA Amendments and the Pier Amendment shall become fully effective at the time that FERC has issued (i) a final order that is not subject to rehearing or judicial review that accepts the Pipeline Service Agreements without material modification or condition that would materially affect the rights and obligations of the Parties under the Pipeline Service Agreements (“Final Accepting Order”) and (ii) a final order that is not subject to rehearing or judicial review that accepts Cove Point’s and DTI’s FERC filings to revise their respective tariffs to allow the pipelines to agree with their shippers, in certain circumstances, to include in service agreements reductions in contract quantities during the term of the service agreements. (“Final Tariff Order”). The Parties agree to cooperate fully to obtain a Final Accepting Order and Final Tariff Order (provided that Customer’s cooperation is conditioned on Operator’s filings with FERC not being inconsistent with the terms of this Agreement and the other 2011 Agreements), including by refraining during the pendency of a Final Accepting Order and Final Tariff Order from: (i) filing any legal claim or action that would be inconsistent with, or could hinder, obtaining such orders or (ii) taking any action intended to cause the 2011 Agreements not to become fully effective. If FERC or a court issues an order that a Party believes contains a modification or condition to the Pipeline Service Agreements that would materially affect the rights and obligations of the Parties under the Pipeline Service Agreements, it shall notify the other Party promptly and in any event no later than 20 days after the issuance of such an order.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

(c) If either a Final Accepting Order or Final Tariff Order has not been obtained by November 1, 2011, the Parties will enter into good faith negotiations to address the effect of the FERC or court action (or inaction) on the commercial intent of the Parties reflected in this Agreement, the Pier Amendment and other related agreements.

(i) During the good faith negotiations, Operator will use commercially reasonable efforts to propose other arrangements that utilize permanent capacity releases to a replacement shipper (which may include an affiliate of Operator) that will preserve the commercial effect on Customer of this Agreement, the Pier Amendment, and the other related agreements consistent with the terms included in the “Term Sheet for CPX Contract Restructuring Agreement” (“Term Sheet”) agreed upon in principle by the Parties on November 29, 2010 (“Permanent Capacity Release Option”).

(ii) If Operator proposes the Permanent Capacity Release Option, then the Parties are obligated to enter into such arrangements and the TEA Amendments and the Pier Amendment shall become effective upon the consummation of those arrangements.

(iii) If Operator does not, after using commercially reasonable efforts, propose such a Permanent Capacity Release Option, then the Parties will engage in good faith negotiations to enter into new arrangements intended to preserve to the extent possible the commercial intent of the Parties reflected in the TEA Amendments, the Pier Amendment and the Term Sheet; provided, however, that in that circumstance, such negotiations will not obligate the Parties to enter into new amendments or arrangements unless by mutual agreement.

(iv) If by December 31, 2011 (1) the TEA Amendments and the Pier Amendment do not become effective pursuant to the terms of this Paragraph 24 and (2) the Parties do not mutually agree to enter into new arrangements as contemplated above, then either Party may terminate this Agreement and the Pier Amendment at any time after that date upon written notice to the other Party. Subject to Paragraph 24(d), in the event of such termination, this Agreement and the Pier Amendment shall be void and of no effect, and the Parties shall retain all rights and remedies under the TEA and the Pier Agreement prior to such amendments.

(d) (i) If the 2011 Agreements do not become fully effective as the result of (1) a breach by Customer of its obligations under this Paragraph 24 or (2) a Termination Event with respect to Customer under Section 9.1 of the TEA relating to either the failure of Customer or Statoil ASA to pay amounts due or an unequivocal declaration after the date of the execution of this Agreement that it intends to terminate or repudiate its obligations under the TEA, or a corresponding event that constitutes an event of default under a related agreement between Customer and Operator or DTI (“Customer Breach”) then the TEA Amendments and the Pier Amendment shall become effective and Operator shall have the rights and remedies under the TEA and the Pier Agreement as so amended (including any and all rights and remedies arising from such Customer Breach).

(ii) If Operator breaches its obligations under this Paragraph 24, including by (1) failing to use commercially reasonable efforts to propose the Permanent Capacity Release Option or (2) proposing a capacity release arrangement that purports to be a Permanent Capacity Release Option but does not meet the definition of a Permanent Capacity Release Option (and fails to modify such proposal to meet such definition after notice from Statoil), then Statoil may terminate this

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Agreement and the Pier Amendment, and the Parties shall retain all rights and remedies under the TEA and the Pier Agreement prior to such amendments (and Statoil may pursue any and all remedies available at law or in equity with respect to such breach of the obligations of this Paragraph 24).

25. Release and Indemnity. Upon the date that the TEA Amendments set forth in this Agreement, or the Permanent Capacity Release Option or other agreement pursuant to Paragraph 24(c), becomes effective, each Party (i) hereby permanently releases and fully discharges the other Party (the “Releasee”) from any and all claims, suits, causes of action and liabilities that such Party may have against the Releasee arising from the circumstances, or related communications, under which the parties are entering into this Agreement and (ii) shall indemnify, defend and hold harmless the other Party and its officers, directors, members, affiliates and other representatives from and against any losses, damages, costs, expenses, claims, suits, causes of action and liabilities made, asserted, or threatened by any shareholder of or investor in such Party or its parent company arising from, related to or in connection with this Agreement.

26. Representations and Warranties. Each Party represents and warrants to the other as of the date of this Agreement that:

(a) it has the power, authority and legal right to enter into and perform its obligations under this Agreement;

(b) the execution, delivery and performance of its obligations under this Amendment have been duly authorized by all required company action and do not and will not: (i) violate any applicable law or any provisions of its organizational documents; or (ii) constitute or give rise to a default under any agreement or instrument to which it is a party or by which its assets may be bound;

(c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors generally; and

(d) there is no pending or, to its knowledge, threatened, claim, action or proceeding affecting it before any court, arbitrator or any administrative agency or other governmental authority that could reasonably be expected to materially adversely affect its ability to perform its obligations under this Agreement.

27. References.

(a) Upon the effectiveness of the TEA Amendments set forth in this Agreement, each reference in the TEA, to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the TEA as amended by this Amendment.

(b) Upon the effectiveness of the TEA Amendments set forth in this Agreement, except as specifically amended above, the TEA shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(c) This Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of any party.

(d) This Agreement (together with any other document executed and delivered in connection herewith) is not intended to be, nor shall it be construed as, a novation of the TEA.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

28. Governing Law. The interpretation and performance of this Agreement will be in accordance with and controlled by the laws of the State of New York, without giving effect to any conflict of laws principles other than New York General Obligations Law §§5-1401 and 5-1402.

29. Headings. Paragraph headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

30. Counterparts. This Agreement may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument. Facsimile signatures on this Agreement shall be treated for all purposes as binding on such signatory to the same extent as an original signature. If a Party delivers an executed counterpart of this Agreement, such Party shall promptly deliver to the other Party (or its counsel) such number of original signatures of this Amendment promptly after its effectiveness as the Party may request.

[ signature page to follow ]

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their proper officers as of the date first written above.

DOMINION COVE POINT LNG, LP, as Operator

By:	/s/ Donald R. Raikes
Name:	Donald R. Raikes
Title:	Vice President Transmission
Marketing & Customer Services

STATOIL NATURAL GAS LLC, as Customer

By:	/s/ Jens Okland
Name:	Jens Okland
Title:	President

S-1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

APPENDIX C

Net Present Value of Payment Obligations

[Redacted]

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